EXHIBIT 99.3

QUAMTEL INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited proforma condensed consolidated financial statements were derived from and should be read in conjunction with the historical consolidated financial statements and related notes of the Company for the year ended December 31, 2008 as contained in the Company's Current Report on Form 8-K/A filed on September 24, 2009, and for the three and nine months ended September 30, 2009, as contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

On December 9, 2009, the Company entered into and closed a Membership Interest Purchase Agreement to acquire all of the outstanding membership interests of Mobile Internet Devices, LLC, a Florida limited liability company (“Mobile”). Consideration for this acquisition included 1,500,000 shares of the Company’s common stock, 5-year warrants to purchase the Company’s common stock at $2.68 per share, and a royalty based on Mobile’s future earnings.  The unaudited pro forma condensed consolidated financial statements assume that the Membership Interest Purchase Agreement was consummated as of the earliest dates presented in these statements.

The unaudited pro forma condensed consolidated financial statements have been prepared based on currently available information and assumptions that are deemed appropriate by the Company's management. The pro forma information is for informational purposes only and is not intended to be indicative of the actual results that would have been reported had the transaction occurred on the dates indicated, nor does the information represent a forecast of the financial condition or results of operation of the Company for any future period.

Quamtel, Inc.
Unaudited Proforma Condensed Consolidated Balance Sheet
September 30, 2009

		Mobile Internet	Proforma		Post-
	Quamtel, Inc	Devices, LLC	Adjustments		Acquisition
ASSETS
Current assets:
Cash and cash equivalents	$188,188	$15,761			$203,949
Accounts receivable, net	21,687	-			21,687
Prepaid expenses and deposits	141,738	-			141,738
Total current assets	351,613	15,761	-		367,374

Property and equipment, net	360,213	-			360,213
Intangible assets	685,089	-	1,890,853	(1)	2,575,943

TOTAL ASSETS	$1,396,915	$15,761	$1,890,853		$3,303,530

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$297,586	$31,614			$329,200
Stock-based payable	810,000	-			810,000
Unearned revenue	468,745	-			468,745
Advances from related party	361,887	-			361,887
Current portion of notes payable	48,960	-			48,960
Total current liabilities	1,987,178	31,614	-		2,018,792

Noncurrent portion of notes payable	16,249	-			16,249

TOTAL LIABILITIES	2,003,426	31,614	-		2,035,041

Shareholders' equity:
Common stock - $0.001 par value; 200,000,000 shares
authorized; 16,737,090 shares issued and outstanding
before acquisition; 18,237,090 shares after acquisition	16,672	-	1,500	(2)	18,172
Additional paid-in capital	841,328	-	1,873,500	(2)	2,714,828
Member draws	-	(8,900)	8,900	(3)	-
Retained earnings (deficit)	(1,464,511)	(6,953)	6,953	(3)	(1,464,511)
Total shareholders' equity	(606,511)	(15,853)	1,890,853		1,268,489

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,396,915	$15,761	$1,890,853		$3,303,530

See accompanying notes to unaudited proforma condensed consolidated balance sheet.

Quamtel, Inc.
Unaudited Proforma Condensed Consolidated Statement of Operations
 For the Three Months Ended September 30, 2009

		Mobile Internet	Proforma		Post-
	Quamtel, Inc	Devices, LLC	Adjustments		Acquisition

Revenues	$496,179	$29,292			$525,471

Cost of sales	416,086	31,300			447,386

Gross profit	80,093	(2,008)	-		78,085

Operating expenses:
Compensation, consulting and related expenses	956,386	-			956,386
General and administrative expenses	377,242	4,945			382,187
Depreciation	21,391				21,391
Total operating expenses	1,355,019	4,945	-		1,359,964

Loss from operations before income taxes	(1,274,926)	(6,953)	-		(1,281,879)

Other expense:
Interest and financing expense	11,267				11,267
Total other expense	11,267	-	-		11,267

Loss before income taxes	(1,286,193)	(6,953)	-		(1,293,146)

Income tax expense	-	-			-

Net loss	$(1,286,193)	$(6,953)	$-		$(1,293,146)

Basic and diluted loss per share:

Loss from operations before income taxes	$(0.08)				$(0.07)
Income tax expense	-				-

Loss per share	$(0.08)				$(0.07)

Weighted average number of shares outstanding	16,554,155		1,500,000	(4)	18,054,155

See accompanying notes to unaudited proforma condensed consolidated statement of operations.

Quamtel, Inc.
Unaudited Proforma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2009

		Mobile Internet	Proforma		Post-
	Quamtel, Inc	Devices, LLC	Adjustments		Acquisition

Revenues	$1,897,101	$29,292			$1,926,393

Cost of sales	1,206,289	31,300			1,237,589

Gross profit	690,812	(2,008)	-		688,804

Operating expenses:
Compensation, consulting and related expenses	1,432,192	-			1,432,192
General and administrative expenses	653,443	4,945			658,388
Depreciation	57,812				57,812
Total operating expenses	2,143,447	4,945	-		2,148,392

Loss from operations before income taxes	(1,452,635)	(6,953)	-		(1,459,588)

Other expense:
Interest and financing expense	14,732				14,732
Total other expense	14,732	-	-		14,732

Loss before income taxes	(1,467,367)	(6,953)	-		(1,474,320)

Income tax expense (benefit)	(971)	-			(971)

Net loss	$(1,466,396)	$(6,953)	$-		$(1,473,349)

Basic and diluted loss per share:

Loss from operations before income taxes	$(0.09)				$(0.08)
Income tax expense (benefit)	(0.00)				(0.00)

Loss per share	$(0.09)				$(0.08)

Weighted average number of shares outstanding	16,499,746		1,500,000	(4)	17,999,746

 See accompanying notes to unaudited proforma condensed consolidated statement of operations.

QUAMTEL, INC.
NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS

(1) Adjustment to Intangible Assets

The consideration paid by the Company in conjunction with the Membership Interest Purchase Agreement exceeded the value of Mobile’s tangible net assets, so the excess has been reflected as goodwill.

(2) Adjustment to Common Stock and Additional paid-In Capital

The Company’s proforma common shares were increased by the 1,500,000 shares issued in conjunction with the Membership Interest Purchase Agreement, valued at $1.25 per share market price at the closing date.

(3) Adjustments to Member Draws and Retained Earnings (Deficit)

Mobile’s proforma balances were eliminated, and used to adjust the goodwill in adjustment #1 above.

(4) Adjustments to Common Shares

The 1,500,000 common shares issued in conjunctions with the Membership Interest Purchase Agreement were added to the proforma weighted average number of shares outstanding.